SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2018

POAGE BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (606) 324-7196

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure or Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Amendment of Change in Control Agreement with Bruce VanHorn.  On May 15, 2018, the change in control agreement previously entered into between Town Square Bank (the "Bank"), a wholly owned subsidiary of Poage Bankshares, Inc. (the "Company"), and Bruce VanHorn (the "Executive"), President and Chief Executive Officer of the Company and the Bank (the "Agreement") was amended to provide that in the event the Executive's employment is terminated subsequent to a change in control either by the Bank for a reason other than cause (as defined in the Agreement) or by the Executive for good reason (as defined in the Agreement), the Bank will pay the Executive an amount equal to (i) two times the Executive's annual base salary, (ii) two times the highest bonus (including any retention payments) earned by the Executive in any one of the three calendar years immediately preceding the year in which the termination occurs, and (iii) $90,000.  Such payment will be paid in a cash lump sum within ten (10) days of the Executive's date of termination.  There were no other changes to the terms and conditions of the Agreement.

The foregoing description of the amendment is qualified in its entirety by reference to the Agreement and the amendment attached hereto as exhibits 10.1 and 10.2, respectively, of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

10.1 Change in Control Agreement with Bruce VanHorn

10.2 Amendment No. 1 to the Change in Control Agreement with Bruce VanHorn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: May 15, 2018	By:	/s/ Bruce VanHorn
Bruce VanHorn
President and Chief Executive Officer